UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ALPINE IMMUNE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPINE IMMUNE SCIENCES, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
to be held June 16, 2020
To our Stockholders:
The 2020 Annual Meeting of Stockholders of Alpine Immune Sciences, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Tuesday, June 16, 2020, at 1:30 p.m. Pacific Time, which means that you will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/ALPN2020. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect as Class II directors the three nominees named in the attached proxy statement;

2.	To approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 743,515;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The record date for the 2020 Annual Meeting is April 20, 2020. If you held our common stock at the close of business on that date, you are entitled to vote at the meeting. Additional information regarding voting rights and the matters to be voted upon is presented in our proxy statement.
We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Notice, our proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on your proxy card.
We appreciate your continued support and look forward to you joining our virtual meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Mitchell H. Gold
Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer

May 5, 2020
Seattle, Washington

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

i

ALPINE IMMUNE SCIENCES, INC.
188 East Blaine Street, Suite 200
Seattle, Washington 98102
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, June 16, 2020 at 1:30 p.m. Pacific Time
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders, or the Annual Meeting, to be held on Tuesday, June 16, 2020 including any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/ALPN2020 on June 16, 2020 at 1:30 p.m. Pacific Time. On or about May 5, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our Annual Meeting and our annual report to stockholders.
GENERAL INFORMATION
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:

•
the election as Class II directors of the three nominees named in this proxy statement, each to serve a three-year term as a member of our board of directors, until the 2023 annual meeting of stockholders, or until their successors are duly elected and qualified;

•	a proposal to approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 743,515;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2020; and

•	any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends that you vote your shares:

•	“FOR” the three nominees named in this proxy statement for election as Class II directors;

•	“FOR” the amendment to our 2018 Equity Incentive Plan to increase the number of shares of our common stock authorized for issuance thereunder by 743,515; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2020.
Who is entitled to vote at the Annual Meeting?
Only holders of our common stock as of the close of business on April 20, 2020, the record date, are entitled to receive notice of and to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 18,587,892 shares of our common stock outstanding and entitled to vote, and there were 22 stockholders of record, which number does not include approximately 1,392 beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee.
Registered Stockholders or Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies, the individuals listed on the proxy card or to vote during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALPN2020.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares during the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How can I contact the transfer agent?
You can contact our transfer agent using the following information:

•	By regular mail at:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

•	By telephone at:
Toll Free: 1-800-937-5449
How do I vote?
You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the notice, proxy materials and our annual report to stockholders at www.proxyvote.com.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the corporate secretary of Alpine Immune Sciences, Inc., in writing, at the address listed on the front page; or

•	attending and voting, virtually via the Internet, during the Annual Meeting.
Attendance at the Annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
What is the effect of giving a proxy?
A proxy is your legal designation of another person to vote the stock you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.
Proxies are solicited by and on behalf of our board of directors, and our board has designated Mitchell H. Gold and Paul Rickey to serve as proxies for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder.

If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.
If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.
If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about May 5, 2020, we expect to mail to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What is a quorum — how many shares must be present or represented to conduct business at the Annual Meeting?
A quorum is the minimum number of shares required to be present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the Annual Meeting, either the chairperson of the meeting or a majority in voting power of the stockholders entitled to vote who are present in person, or by remote communication, if applicable, or represented by proxy at the meeting may adjourn the meeting to another date. The presence, in person, or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.
A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted, which is referred to as stockholder withholding, with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a broker non-vote, held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.
If you are a beneficial owner, your broker or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, your broker or other nominee holder of record does not have discretionary authority to vote on the election of directors or the approval of the amendment to our 2018 Equity Incentive Plan without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this proposal. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors and the approval of the amendment to our 2018 Equity Incentive Plan to your broker or other nominee.
How many votes are needed for approval of each matter?

•
Proposal No. 1 — Election of Class II Directors: The election of directors requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•
Proposal No. 2 — Approval of Amendment of the 2018 Equity Incentive Plan: The approval of the amendment of the 2018 Equity Incentive Plan must receive the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal to be approved.

•
Proposal No. 3 — Ratification of the Appointment of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2020 must receive the affirmative “FOR” vote of a majority of the total votes cast affirmatively or negatively (excluding abstentions and broker non-votes) on the proposal to be approved.

Abstentions are not considered votes cast and thus, will not have an effect on Proposals 2 and 3.
With regard to Proposals 1 and 2, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Ratification of the selection of our independent registered public accounting firm is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes for Proposal 3 are not expected; however, if any broker non-votes occur, they will not be counted as votes cast and will have no effect on the result of the vote.
How are proxies solicited for the Annual Meeting, and who will bear the cost of the solicitation of proxies?
The board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the Annual Meeting will be borne by us. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alpine Immune Sciences, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why is this Annual Meeting being held virtually?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us and exercise their vote, and we have decided to conduct the Annual Meeting via virtual live webcast because we believe it better achieves these aims than holding a live in-person meeting. We believe that a virtual annual meeting of stockholders provides all of the rights and opportunities for stockholders to participate as they would at an in-person meeting, but offers a greater level of flexibility and access for many of our stockholders who may not be able to attend an annual meeting of stockholders in person, particularly in light of the current COVID-19 pandemic and related restrictions and guidance on public gatherings. In addition, compared with the cost and inefficiency associated with holding an in-person meeting, a virtual meeting via live webcast offers an attractive alternative. We believe our stockholders’ opportunity to participate in the annual meeting virtually should assuage any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold in-person meetings. You will be able to attend the Annual Meeting online, vote and submit questions, and obtain the information noted above by visiting www.virtualshareholdermeeting.com/ALPN2020.
How can I submit a question during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/ALPN2020, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions during the Annual Meeting via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting. The questions received during the meeting and our answers will be available as soon as practicable after the Annual Meeting on https://ir.alpineimmunesciences.com. The questions and answers will remain available on https://ir.alpineimmunesciences.com for one week after posting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same household. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This householding procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Alpine Immune Sciences, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us by telephone at (206) 788-4545 or at the following address:
Alpine Immune Sciences, Inc.
Attention: Investor Relations
188 East Blaine Street, Suite 200
Seattle, Washington 98102
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than January 5, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Alpine Immune Sciences, Inc.
Attention: Corporate Secretary
188 East Blaine Street, Suite 200
Seattle, Washington 98102
Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in a notice of meeting given by or at the direction of the board of directors, (2) if not specified in the notice of meeting, otherwise properly brought before the meeting by or at the direction of our board of directors or the chairperson of the board of directors, or (3) otherwise properly brought before the meeting by a stockholder present in person (a) who is a beneficial owner of our shares both at the time of delivering timely written notice, as provided in our bylaws, and at the time of the annual meeting, who is entitled to vote at the annual meeting, who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws, and has otherwise complied with the advance notice procedures in our bylaws in all applicable respects or (b) who properly made such proposal in accordance with Rule 14a-8 under the Exchange Act, and the rules and regulations promulgated thereunder. To be timely for our 2021 annual meeting of stockholders under our bylaws, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 16, 2021; and

•	not later than the close of business on March 18, 2021.

If we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2020 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; and

•	the 10th day following the day on which public disclosure of the date of such meeting is first made.
If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, as applicable, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.
Recommendation and Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Alpine Immune Sciences, Inc. at the address set forth above. For more information, see "Board of Directors and Corporate Governance — Board Committees — Nominating and Corporate Governance Committee."
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must be present in person at the annual meeting, a beneficial owner of shares both at the time of delivering timely written notice, as provided in our bylaws, and at the time of the annual meeting, entitled to vote at the annual meeting and have otherwise complied with the advance notice procedures in our bylaws in all applicable respects. Specifically, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement, and provide the information required by our bylaws.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Attending the Annual Meeting
Our annual meeting will be held on Tuesday, June 16, 2020 at 1:30 p.m. Pacific Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2020 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALPN2020. In order to vote or submit a question during the 2020 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ALPN2020 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors, which is currently composed of eight members. Six of our directors are “independent” under the Nasdaq listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until his successor is duly elected and qualified or until his death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of April 20, 2020.

	Class	Age	Position	Director Since(8)	Current Term Expires	Expiration of Term for Which Nominated
Nominees
Mitchell H. Gold, M.D.	II	53	Executive Chairman and Chief Executive Officer	2017	2020	2023
Jay Venkatesan, M.D.	II	48	Director	2017	2020	2023
Xiangmin Cui, Ph.D.(4)(7)	II	51	Director	2019	2020	2023
Continuing Directors
Peter Thompson, M.D.(1)(2)	I	60	Director	2017	2022	—
Paul Sekhri(2)(3)	I	61	Director	2016	2022	—
Robert Conway(4)(5)	III	66	Director	2015	2021	—
James N. Topper, M.D., Ph.D.(6)	III	58	Director	2017	2021	—
Christopher Peetz(3)	III	41	Director	2018	2021	—

(1)	Chairman of the nominating and corporate governance committee.

(2)	Member of the compensation committee.

(3)	Member of the audit committee.

(4)	Member of the nominating and corporate governance committee.

(5)	Chairman of the audit committee.

(6)	Chairman of the compensation committee.

(7)	Effective January 18, 2019, Dr. Cui joined our board of directors and effective March 26, 2019, Dr. Cui replaced Mr. Sekhri as a member of the nominating and corporate governance committee.

(8)	Represents first year of service on the board of directors of Nivalis Therapeutics, Inc., renamed as Alpine Immune Sciences, Inc. in July 2017.
Nominees for Director
Mitchell H. Gold, M.D. has served as our executive chairman, chief executive officer and a member of our board of directors since the completion of the merger of Nivalis Therapeutics, Inc. (which we refer to as Nivalis) and Alpine Immune Sciences, Inc. (which we refer to as Private Alpine) in July 2017 and prior to the merger served as Private Alpine’s chief executive officer since June 2016 and as Private Alpine’s executive chairman and member of Private Alpine’s board of directors since January 2015. Prior to co-founding Private Alpine, Dr. Gold was Chairman and Founder of Alpine Biosciences, a privately-held biotech company, from 2012 to 2014. From 2001 to 2012, Dr. Gold served in a variety of roles with Dendreon Corporation (which was acquired by Valeant Pharmaceuticals International, Inc. through an asset purchase agreement), including President, Chief Executive Officer, and Chairman of the board of directors. Earlier in his career, Dr. Gold served as Vice President of Business Development at Data Critical from 2000 to 2001. From 1995 to 2000, Dr. Gold was President and Chief Executive Officer of Elixis Corporation. Dr. Gold is currently a Managing Partner at Alpine BioVentures. Dr. Gold holds an M.D. from Rush Medical College of Rush University Medical Center and a B.S. in Biology from the University of Wisconsin.

We believe that Dr. Gold possesses specific attributes that qualify him to serve as a member of our board of directors, including more than 20 years of experience in senior executive management roles with both early stage and public biopharmaceutical companies.
Jay Venkatesan, M.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017, served as our president from July 2017 to August 2018 and previously served as Private Alpine’s chief executive officer from November 2015 to June 2016 and Private Alpine’s president from June 2016 to July 2017. Dr. Venkatesan also served as a member of Private Alpine’s board of directors since November 2015. Since May 2018, Dr. Venkatesan has served as chief executive officer and a member of the board of directors of Angion Biomedica, Inc., a private pharmaceutical company. Prior to joining Private Alpine, Dr. Venkatesan was the executive vice president and general manager of Oncothyreon, Inc. (now Cascadian Therapeutics, which was acquired by Seattle Genetics, Inc. in March 2018) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and chief executive officer. Previously, Dr. Venkatesan was the founder, portfolio manager, and managing director of Ayer Capital Management, a global healthcare equity fund from 2008 to 2013. Prior to that, he was a director at Brookside Capital Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. Dr. Venkatesan is currently a managing partner at Alpine BioVentures. In addition, Dr. Venkatesan currently serves on the board of directors of CellBioTherapy and Exicure Therapeutics (Nasdaq: XCUR). Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College.
We believe that Dr. Venkatesan possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.
Xiangmin Cui, Ph.D. has served as a member of our board of directors since January 2019. Dr. Cui has served as managing director of Decheng Capital, an investment firm focused on life sciences companies, since he founded the firm in 2011. Prior to founding Decheng, Dr. Cui was an investment partner at Bay City Capital, an international life science venture capital firm in San Francisco. Dr. Cui was previously director of strategic investment for the Southern Research Institute, a not-for-profit research organization. Prior to that, Dr. Cui co-founded Pan Pacific Pharmaceuticals and Hucon Biopharmaceuticals, where he led efforts in discovery and development of several key technologies in the fields of oncology, cardiology, infectious and inflammatory diseases. Dr. Cui has served as a member of the board of directors of ARMO BioSciences, Inc., a publicly-traded immuno-oncology company acquired by Eli Lilly and Company in May 2018, from August 2017 to May 2018, and also currently serves on the boards of directors of several private companies. Dr. Cui holds a Ph.D. in Cancer Biology from Stanford University and a BS and MS in Molecular Biology from Peking University.
We believe that Dr. Cui’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors. Dr. Cui was appointed to the Board pursuant to the terms of the securities purchase agreement relating to our January 2019 private placement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Continuing Directors
Class I Directors Continuing in Office until the 2022 Annual Meeting of Stockholders
Paul Sekhri has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Nivalis since February 2016. Mr. Sekhri has been the president and chief executive officer of eGenesis, Inc., a private life sciences company, since January 2019. Before Mr. Sekhri joined eGenesis, he was the president and chief executive officer of Lycera Corp., a private biopharmaceutical company from February 2015 through January 2019. Prior to this position, he served as senior vice president, integrated care for Sanofi from April 2014 through January 2015, and as group executive vice president, global business development and chief strategy officer for Teva Pharmaceutical Industries, Ltd. from March 2013 to March 2014. Prior to joining Teva, Mr. Sekhri spent five years from January 2009 to February 2013, as operating partner and head of the biotechnology operating group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009 Mr. Sekhri was founder, president, and chief executive officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was president and chief business officer of ARIAD Pharmaceuticals, Inc. Previously, Mr. Sekhri spent four years at Novartis, as senior vice president, and head of global search and evaluation, business development and licensing for Novartis Pharma AG.
Mr. Sekhri has been a director on more than 24 private and public company boards, and is currently a member of the board of directors of Veeva Systems Inc. Mr. Sekhri is also the chairman of the board of Pharming N.V., Petra Pharma, Inc., Topas Therapeutics GmbH, and Compugen Ltd. Additionally, he serves on several non-profit boards including the BioExec Institute, Inc., the TB Alliance, Young Concert Artists, Inc., The English Concert in America (TECA), and the Caramoor Center for Music and the Arts. Mr. Sekhri also served as a member of the board of trustees of Carnegie Hall from 2010 to 2012, where he is now an active member of their Patrons Council.
We believe that Mr. Sekhri’s extensive experience in operational and strategic drug development and his outstanding reputation and expertise in the biomedical community give him the qualifications and skills to serve as a director on our board of directors.
Peter Thompson, M.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Private Alpine since June 2016. Dr. Thompson currently serves as a private equity partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he has also served as venture partner since joining in September 2010. Dr. Thompson is a co-founder of and has served as a member of the board of directors of Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS) since December 2014. Dr. Thompson also served as a director of Adaptimmune Therapeutics plc (Nasdaq: ADAP), a biopharmaceutical company, from 2014 until June 2018. Dr. Thompson has served as a member of the board of directors of Prevail Therapeutics Inc. (Nasdaq: PRVL) since October 2017 and also currently serves on the boards of directors of several private companies. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the chief executive officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. Dr. Thompson previously held executive positions at Chiron Corporation and Becton Dickinson and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.
We believe that Dr. Thompson’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.
Class III Directors Continuing in Office until the 2021 Annual Meeting of Stockholders
Robert Conway has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and previously served as a member of the board of directors of Nivalis since April 2015. From 1999 to 2012, Mr. Conway served as the chief executive officer and member of the board of directors of Array BioPharma (Nasdaq: ARRY), a publicly traded biopharmaceutical company. Prior to joining Array, Mr. Conway was the chief operating officer and executive vice president of Hill Top Research, from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. (NYSE: GLW), including corporate vice president and general manager of Corning Hazleton, a contract research organization. Since 2013, Mr. Conway has served on the board of directors of ARCA BioPharma (Nasdaq: ABIO), a publicly traded biopharmaceutical company, and was elected Chairman in June 2014. From 2004 to 2013, Mr. Conway served on the board of directors of PRA International (Nasdaq: PRAH), which was a public company for a portion of his tenure there. Mr. Conway is also a member of the board of directors of Signant Health and Advarra, Inc., private clinical technology companies. In addition, Mr. Conway is a member of the strategic advisory committee of Genstar Capital. Mr. Conway received a B.S. in accounting from Marquette University in 1976.
We believe that Mr. Conway’s experience and expertise in the pharmaceutical industry, pharmaceutical development and clinical trials, and corporate finance, governance, accounting and public company compliance give him the qualifications and skills to serve on our board of directors.
James N. Topper, M.D., Ph.D. has served as a member of our board of directors since the completion of the merger of Nivalis and Private Alpine in July 2017 and prior to the merger served as a member of the board of directors of Private Alpine since June 2016. Dr. Topper has been a partner with Frazier Healthcare Partners since August 2003, serving as general partner since 2005. Before joining Frazier Healthcare Partners, Dr. Topper served as head of the cardiovascular research and development division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 to 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the vice president of biology at COR from 1999 to 2002. Dr. Topper currently serves as a member of the board of directors of AnaptysBio, Inc. (Nasdaq: ANAB), Allena Pharmaceuticals (Nasdaq: ALNA), Aptinyx, Inc. (Nasdaq: APTX) and Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX) and has served on numerous other boards of directors, including Sierra Oncology, Inc. (formerly ProNai) (Nasdaq: SRRA), Amicus Therapeutics, Inc. (Nasdaq: FOLD), Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), and La Jolla Pharmaceutical Company (Nasdaq: LJPC). Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan.
We believe that Dr. Topper’s experience overseeing Frazier Healthcare Partners’ investments in biotechnology, his experience in senior management positions, and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on our board of directors.
Christopher Peetz has served as a member of our board of directors since April 2018. Mr. Peetz has been the president and chief executive officer of Mirum Pharmaceuticals, Inc. since March 2019 and president since November 2018. He has served as an entrepreneur-in-residence at Frazier Healthcare Partners since May 2017. He served as the chief executive officer of Flashlight Therapeutics, Inc. from May 2017 until December 2019 and served as chief financial officer and head of corporate development at Tobira Therapeutics, Inc., a publicly-traded biotechnology company acquired by Allergan plc in November 2016, from May 2014 to December 2016. Prior to joining Tobira Therapeutics, Mr. Peetz served as vice president, finance & corporate development of Jennerex Biotherapeutics, a private biopharmaceutical company. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc. (now Amgen), including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.
We believe Mr. Peetz’s experience in senior management positions in both business and finance and his experience supporting various corporate and financing transactions provide him with the qualifications and skills to serve on our board of directors.
Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any such director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each current director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that none of our current directors, except for Drs. Gold and Venkatesan, have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of the Nasdaq. The board of directors also determined that Messrs. Conway (chairman), Sekhri and Peetz, who comprise our audit committee, Drs. Topper (chairman) and Thompson and Mr. Sekhri, who comprise our compensation committee, and Drs. Thompson (chairman) and Cui and Mr. Conway, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of Nasdaq.
Board Leadership Structure
Our board of directors believes that having a combined chairman and chief executive officer, along with a lead independent director, is the appropriate leadership structure for us at this point in our company’s development. We believe that this structure provides appropriate leadership and oversight of our company and facilitates effective functioning of both management and the board. Our corporate governance guidelines are posted on our website at https://ir.alpineimmunesciences.com/governance.
Board Meetings
During the fiscal year ended December 31, 2019, our board of directors held six meetings. Aside from Dr. Cui, no director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member.
In order to promote open discussion among independent directors, our board of directors has a policy of holding regular executive sessions of non-management directors during each regularly scheduled board meeting and an executive session including only independent directors at least once each year (and at such other times as requested by an independent director). The chair of the nominating and corporate governance committee presides at executive sessions of independent directors.
Attendance of Directors at Annual Meetings of Stockholders
Pursuant to our corporate governance guidelines, absent unusual circumstances, each director is expected to attend the annual meeting of stockholders. Two of our directors attended our 2019 annual meeting of stockholders.
Board Committees
Our board of directors has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The nominating and corporate governance committee and the board of directors evaluate committee membership at least annually. Our board of directors may from time to time establish other committees.
Audit Committee
The responsibilities of the audit committee include, but are not limited to, the following:

•	meeting with our independent auditors, our management team and such other personnel as it deems appropriate to conduct and assist with certain audit committee functions;

•	overseeing our accounting and financial reporting processes and audits of its financial statements;

•
deciding whether to appoint, retain or terminate our independent auditors, including the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors;

•
reviewing and discussing with management and our independent auditors the financial statements, including certain disclosures, addressing any issues encountered in the course of the audit work, and evaluating the performance of our independent auditors;

•	discussing with management our earnings press releases, financial information and any earnings guidance provided to analysts and ratings agencies;

•	discussing with management and the internal auditors (if any) our disclosure controls, internal accounting and financial controls and accounting policies and practices;

•	discussing with management any outsourcing of the internal audit function (if any), including selection of vendor, fees paid and areas to be audited;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding certain accounting or audit matters;

•	establishing policies governing the hiring by us of any current or former employee of our independent auditors;

•	reviewing our compliance with applicable laws and regulations and to review and oversee our policies and procedures designed to promote and monitor regulatory compliance;

•	obtaining assurance from the independent auditors that the audit of the financial statements was conducted in a manner consistent with Section 10A of the Exchange Act;

•	reviewing, approving and overseeing transactions between us and any related person and any other potential conflict of interest situation;

•	administering our Whistleblower and Non-Retaliation Policy and responding to and resolving related complaints or concerns;

•	overseeing portions of our Code of Business Conduct and Ethics as designated by our board of directors;

•	providing our board of directors with the results of its monitoring and recommendations derived from its responsibilities;

•	reviewing and approving our investment policy;

•	providing the independent and internal auditors with access to the board of directors; and

•	producing the report required to be prepared for inclusion in our annual proxy statement.
The audit committee consists of three directors: Messrs. Conway (chairman), Peetz and Sekhri. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee met four times during 2019. The audit committee also meets periodically with our outside auditors without management present, at such times as it deems appropriate. Our board of directors has adopted a written charter for the audit committee in compliance with the applicable rules of the SEC and the Nasdaq listing standards and which is available on our website at https://ir.alpineimmunesciences.com/governance.
Compensation Committee
The compensation committee acts on behalf of the board of directors to review, adopt and oversee our compensation strategy, policies, plans and programs, and its responsibilities include the following:

•	setting our compensation strategy and policies for our executive officers and directors;

•
reviewing and approving our corporate goals and objectives relative to the compensation of our executive officers and evaluating our executive officers’ performance in light of those goals and objectives;

•
reviewing and determining, or making recommendations to our board of directors to determine, the base salary, the annual and long-term incentive opportunity and level and related goals and any supplemental benefits or prerequisites for our executive officers;

•
reviewing and approving, or making recommendations to our board of directors to approve, the employment arrangements, severance arrangements, change in control arrangements, and other similar arrangements for our executive officers;

•
reviewing and making recommendations to our board of directors regarding compensation plans for directors, executive officers and other officers, including incentive-compensation plans and equity-based plans;

•	granting equity awards under our equity-based compensation plans, with limited authority to delegate such functions;

•	reviewing and discussing certain risk incentives related to incentive compensation granted to our executive officers;

•	discussing and reviewing whether the incentive compensation arrangements for our executive officers promote appropriate approaches to the management and mitigation of risk;

•	overseeing and assisting in the preparation of select portions of our proxy statements and annual reports related to compensation;

•	reviewing director and committee member compensation and recommending any changes to our board of directors;

•	considering and recommending to the board of directors the frequency of the advisory vote on executive compensation; and

•	authorizing share repurchases from terminated service providers.
The compensation committee consists of three directors: Drs. Topper (chairman) and Thompson and Mr. Sekhri. Our board of directors has affirmatively determined that all members of the compensation committee are independent, as independence is currently defined in the Nasdaq listing standards. The compensation committee met four times during the 2019 fiscal year. The compensation committee has adopted a written charter that is available to stockholders on our website at https://ir.alpineimmunesciences.com/governance.
Nominating and Corporate Governance Committee
The purpose of our nominating and corporate governance committee will be to assist our board of directors in discharging its responsibilities relating to:

•
making recommendations to our board of directors regarding the qualifications, qualities, skills, expertise, characteristics, experience and other criteria required for members of our board of directors;

•	identifying, evaluating and recommending individuals as members of our board of directors;

•	making recommendations to our board of directors the nominees for submission to stockholders for approval at the time of the annual meeting of stockholders;

•	making recommendations to our board of directors regarding the members of our board of directors to serve as committee members and chairpersons of each of our committees of the board of directors; and

•	making recommendations to our board of directors regarding board composition, size, and leadership structure.
Since March 26, 2019, the nominating and corporate governance committee has consisted of three directors; Drs. Thompson (chairman) and Cui and Mr. Conway. From July 24, 2017 until March 26, 2019, the nominating and corporate governance committee was comprised of Dr. Thompson (chairman) and Messrs. Conway and Sekhri. All members of the nominating and corporate governance committee in 2019 were independent (as currently defined in the Nasdaq listing standards). The nominating and corporate governance committee met two times during 2019. Our board of directors has adopted a written charter for the nominating and corporate governance committee that is available to stockholders on our website at http://www.alpineimmunesciences.com.
The nominating and corporate governance committee selects as candidates for appointment or nomination to the board of directors, individuals of high personal and professional integrity and ability who can contribute to the board of directors’ effectiveness in serving the interests of our stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The nominating and corporate governance committee also considers diversity in professional experience and skill sets in identifying nominees for director. Our board of directors, along with the nominating and corporate governance committee, utilizes its own resources to identify qualified candidates that meet these criteria to join our board of directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm may be paid a fee.
The nominating and corporate governance committee has not established a procedure for considering director candidates recommended by our stockholders, but intends to evaluate candidates nominated by stockholders in the same manner as other candidates. Our board of directors and nominating and corporate governance committee believe that they can identify appropriate candidates for our board of directors. If deemed appropriate, we may also engage a professional search firm to assist in the identification of candidates for our board of directors.
Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our amended and restated bylaws.
The responsibilities of the nominating and corporate governance committee relating to corporate governance include, but are not limited to, the following:

•	developing and recommending to our board of directors the governance principles applicable to us;

•	overseeing compliance with our Corporate Governance Guidelines and recommending proposed changes, if appropriate;

•	reviewing and assessing the effectiveness of our compliance programs;

•	considering and making recommendations regarding resignation offered by a member of our board of directors;

•	identify and make recommendations regarding the selection and approval of vacancies on our board of directors;

•	developing and recommending independence standards applicable to our board of directors;

•	overseeing orientation and continuing education for our board of directors;

•	developing procedures for stockholders and other interested parties to communicate with our board of directors; and

•	overseeing the succession planning process for management.
Additional responsibilities of the nominating and corporate governance committee include, but are not limited to, the following:

•	developing, administering and overseeing an annual performance review of our board of directors; and

•	working with other committees of our board of directors to ensure effective and consistent processes for annual committee performance evaluations.
Considerations in Evaluating Director Nominees
Our board of directors has adopted a process for identifying and evaluating director nominees. Before recommending an individual to the board of directors for board membership, the nominating and corporate governance committee confers with its members, other directors and our management team for potential candidates for the board. The nominating and corporate governance committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The nominating and corporate governance committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our corporate secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The nominating and corporate governance committee keeps the board of directors apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made.
We seek to align board composition with our strategic direction so that members of our board of directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Although the board of directors has not adopted a fixed set of minimum qualifications for candidates for board membership, the nominating and corporate governance committee generally considers several factors in its evaluation of a potential member, which include integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in the pharmaceutical, biotechnology or related industries, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in our core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, we strive to maintain a board of directors that reflects a diversity of experience and personal background. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall contributions to the company and the board of directors during their terms, including level of attendance, level of participation and contribution to the board of directors’ responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the board of directors by majority vote.
The nominating and corporate governance committee will evaluate stockholder recommendations of candidates for directors in accordance with its charter, our bylaws and the regular nominee criteria described above. Recommendations must include certain information, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the recommending stockholder is a beneficial or record owner of our stock, other information that would be required to be disclosed in a proxy statement filed by us in connection with an annual meeting of stockholders, and any other information we may require to verify the independence of the proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Eligible stockholders wishing to recommend a director candidate for nomination should contact our corporate secretary in writing.
In 2019, the nominating and corporate governance committee did not pay any fees to assist in the process of identifying or evaluating director candidates.
Stockholder and Interested Party Communications with the Board of Directors
Stockholders and interested parties wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: Alpine Immune Sciences, Inc., Attention: Corporate Secretary, 188 East Blaine Street, Suite 200, Seattle, Washington 98102. All such stockholder communications will be forwarded to the appropriate committee of the board of directors or non-management director.
Corporate Governance Guidelines
Our board of directors has adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of our business and affairs in accordance with its fiduciary responsibilities. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance.

Code of Business Conduct and Ethics
We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest. In accordance with our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, our board of directors has adopted separate policies and procedures concerning the receipt and investigation of complaints relating to accounting, internal accounting controls or auditing matters, which are administered by our audit committee. Our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Our board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by our board committees. Our audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our consolidated financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and internal audit (if applicable) functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. Our nominating and corporate governance committee assists our board of directors with its responsibility of overseeing the management associated with board organization, membership and structure, as well as corporate governance. Our compensation committee assists the boards of directors by assessing risks created by incentives inherent in our compensation policies.
In addition, our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.
Non-Employee Director Compensation
Directors who are also our employees receive no additional compensation for their service as a director. Compensation for Dr. Gold, who serves as our chief executive officer, is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board.
2019 Director Compensation Table
The following table shows for the fiscal year ended December 31, 2019 certain information with respect to the compensation of our non-employee directors who served on our board of directors during any part of 2019.

Name	Fees Earned or paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert Conway(2)	58,750	19,259	78,009
Xiangmin Cui, Ph.D.(3)	40,986	28,217	69,203
Peter Thompson, M.D.(4)	52,500	19,259	71,759
James N. Topper, M.D., Ph.D.(5)	50,000	19,259	69,259
Paul Sekhri(6)	53,385	19,259	72,644
Christopher Peetz(7)	47,500	19,259	66,759
Jay Venkatesan, M.D.(8)	40,000	19,259	59,259

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718.

(2)	As of December 31, 2019, Mr. Conway held outstanding options to purchase 23,155 shares of common stock.

(3)	As of December 31, 2019, Dr. Cui held outstanding options to purchase 7,650 shares of common stock.

(4)	As of December 31, 2019, Dr. Thompson held outstanding options to purchase 15,300 shares of common stock

(5)	As of December 31, 2019, Dr. Topper held outstanding options to purchase 15,300 shares of common stock.

(6)	As of December 31, 2019, Mr. Sekhri held outstanding options to purchase 21,243 shares of commons stock.

(7)	As of December 31, 2019, Mr. Peetz held outstanding options to purchase 15,300 shares of common stock.

(8)	As of December 31, 2019, Dr. Venkatesan held outstanding options to purchase 122,713 shares of common stock.
Director Compensation Policy
In July 2015, our board of directors approved a director compensation policy for our non-employee directors that became effective following our initial public offering and which was most recently amended in March 2019. For purposes of the policy, the board of directors classified each director into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors will receive compensation under the director compensation policy. Non-employee directors will receive compensation in the form of equity and cash under the director compensation policy, as described below. We believe our non-employee director compensation program provides reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors.Non-employee directors receive an initial stock option grant to purchase shares of our common stock upon appointment or election to the board of directors. Pursuant to the March 2019 amendments to the policy, the size of the initial stock option grant is 15,000 shares. Non-employee directors also receive on an annual basis, an additional stock option grant to purchase 7,650 shares. These annual grants occur on the first trading day in January of each year. All options are expected to have an exercise price equal to the closing price of our common stock as reported by Nasdaq on the date of grant subject to vesting in 36 equal monthly installments over a three-year period from the grant date for initial option grants, or in 12 equal monthly installments over a 12-month period from the grant date for annual stock option grants, subject to further evaluation by the compensation committee. On a change in control, all outstanding, unvested options held by non-employee directors are expected to vest in full.
Each non-employee director is eligible to receive the following cash annual retainer, which will be paid quarterly in arrears on a prorated basis.

Annual retainer for board membership	$40,000
Annual retainer for board chairperson	25,000
Annual retainer for audit committee chairperson	15,000
Annual retainer for audit committee member	7,500
Annual retainer for compensation committee chairperson	10,000
Annual retainer for compensation committee member	5,000
Annual retainer for nominating and corporate governance committee chairperson	7,500
Annual retainer for nominating and corporate governance committee member	3,750

PROPOSAL NO. 2
APPROVAL OF AMENDMENT OF THE 2018 EQUITY INCENTIVE PLAN
Our board of directors believes that our future success depends on our ability to attract and retain talented employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for us. Our board of directors believes that equity awards motivate high levels of performance, more closely align the interests of our employees and stockholders by giving employees an opportunity to hold an ownership stake in our company, and provide an effective means of recognizing employee contributions to our success. At the Annual Meeting, we are requesting that stockholders approve an increase to the number of shares of our common stock, or Shares, authorized for issuance under the 2018 Equity Incentive Plan, or the 2018 Plan, by 743,515 Shares.
The 2018 Plan has not been amended in any material way, other than as indicated above, since our stockholders last approved the 2018 Plan at our 2018 annual meeting of our stockholders. Upon recommendation of the compensation committee, the board of directors approved this amendment to the 2018 Plan on April 30, 2020 subject to the approval of our stockholders at the Annual Meeting.
As of April 20, 2020 there were 193,672 Shares available for issuance pursuant to awards that may be granted under the 2018 Plan. If the proposed amendment to the 2018 Plan is not approved by our stockholders, the 2018 Plan will remain in effect without the amendment and awards will continue to be made under 2018 Plan to the extent Shares remain available. However, we may be limited in our ability to continue granting equity awards under our equity incentive program in the future. This could preclude us from successfully attracting and retaining highly-skilled employees. The board of directors and the compensation committee believe that the additional Shares under the increased Share reserve will enable us to continue to use the 2018 Plan to achieve our recruiting, retention and incentive goals and will be essential to our future success.
If our stockholders approve this amendment to the 2018 Plan, we currently anticipate that the Shares will be sufficient to meet our expected needs through at least the date of our evergreen annual refresh, scheduled to occur on January 1, 2021. In determining the number of Shares to be reserved for issuance under the 2018 Plan, the compensation committee and the board of directors considered the following:

•
Historical Grant Practices. The compensation committee and the board of directors considered the historical amounts of equity awards that we granted since the 2018 Plan was approved. In the fiscal years ending December 31, 2018 and December 31, 2019, we granted equity awards covering 936,750 and 1,156,350 Shares, respectively, or a total of approximately 2,093,100 Shares over this period.

•
Forecasted Grants. In determining the projected Share utilization, the compensation committee and the board of directors considered a forecast that included the following factors: (i) the Shares that would be available for grant under the 2018 Plan, if our stockholders approve this amendment to the 2018 Plan, which was 937,187 Shares (consisting of 193,672 Shares available for issuance under the 2018 Plan as of April 20, 2020 plus the 743,515 additional Shares pursuant to this amendment to the 2018 Plan); (ii) forecasted increases to the number of shares reserved for issuance under the 2018 Plan pursuant to anticipated future evergreen increases pursuant to the terms of the 2018 Plan and (iii) forecasted future grants. Any significant changes in our stock price as compared to the stock price we assumed for forecasting purposes could cause our actual Share usage to deviate significantly from our anticipated Share usage. The compensation committee and the board of directors also took into account anticipated future headcount growth on projected Share utilization.

Outstanding Awards
The following table sets forth information regarding all outstanding stock options and unvested time-based restricted stock units, or RSUs, under our 2018 Plan, as of April 20, 2020. The last sales price of our common stock as reported on the Nasdaq Stock Market on April 20, 2020, was $3.25 per Share.

Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Time-Based RSUs Outstanding	Number of Shares Available for Grant under 2018 Plan
2,405,653	$5.05	9.17	156,328	193,672

Our executive officers and directors have an interest in the approval of the 2018 Plan by our stockholders because they would be eligible to receive awards under the 2018 Plan.

Description of the 2018 Plan
The following paragraphs provide a summary of the principal features of the 2018 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2018 Plan and is qualified in its entirety by the specific language of the 2018 Plan. A copy of the 2018 Plan, reflecting the proposed amendments by this proposal, is provided as Appendix A to this Proxy Statement.
Purposes. The purposes of the 2018 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance units, and performance shares as the administrator of the 2018 Plan may determine.
Eligibility. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of April 20, 2020, we had seven non-employee directors and approximately 49 employees (including our employee director). Our number of active consultants varies, but only eight consultants typically receive equity awards.
Authorized Shares. Subject to the adjustment provisions contained in the 2018 Plan and the evergreen provision described below, the maximum number of Shares that may be issued pursuant to awards under the 2018 Plan is 2,523,634 Shares, plus any Shares subject to awards granted under the Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan or the Amended and Restated 2015 Stock Plan, as amended (together, the "Legacy Plans") that, on or after the date the board of directors initially approved the 2018 Plan, expire or otherwise terminate without having been exercised in full, and shares issued pursuant to awards granted under the Legacy Plans that, after the date of initial approval of the 2018 Plan by the board of directors, are forfeited to or repurchased by us (collectively, "Rollover Shares") (provided that the maximum number of Rollover Shares that may be added to our 2018 Plan from the Legacy Plans is 1,972,784 shares). The 2018 Plan also includes an evergreen provision that provides for an automatic annual increase to the number of Shares available for issuance under the 2018 Plan on January 1st of each year, equal to the least of:

•	1,500,000 Shares;

•	5% of the outstanding Shares as of the last day of our immediately preceding fiscal year; or

•	Such lesser amount determined by the administrator.
Our stockholders are being asked to approve an increase of 743,515 Shares in the maximum number of Shares that may be issued pursuant to awards under the 2018 Plan. Thus, if our stockholders approve this increase, the maximum number of Shares that may be issued pursuant to awards under the 2018 Plan will be increased to 3,267,149 Shares (which consists of (i) the 901,530 Shares initially reserved for issuance under the 2018 Plan, (ii) the 692,710 Shares added to the 2018 Plan on January 1, 2019, under the evergreen provision, (iii) the 929,394 Shares added to the 2018 Plan on January 1, 2020, under the evergreen provision and (iv) the 743,515 Shares added to the 2018 Plan pursuant to this amendment), plus any Rollover Shares (provided that the maximum number of Rollover Shares that may be added to our 2018 Plan from the Legacy Plans is 1,972,784 shares), subject to the adjustment provisions contained in the 2018 Plan and any future additions to the 2018 Plan under the evergreen provision.
Generally, if an award expires or becomes unexercisable without having been exercised in full, is surrendered under an exchange program described below, or, with respect to restricted stock, RSUs, performance units or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased Shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased Shares) that were subject to such awards will become available for future grant or sale under the 2018 Plan (unless it has terminated). With respect to stock appreciation rights, only Shares actually issued will cease to be available. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale. To the extent an award is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance.
Administration. Our board of directors or a committee appointed by our board of directors administers our 2018 Plan. Different committees may administer our 2018 Plan with respect to different groups of service providers. To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the provisions of our 2018 Plan, the administrator generally has the power to make all determinations deemed necessary or advisable for administering the 2018 Plan. The administrator has the power to determine the terms of awards, including the exercise price (if any), the number of Shares subject to each such award, the time when awards may vest or be exercised (including the ability to accelerate the vesting and exercisability of awards), and the form of consideration payable upon exercise, if applicable. The administrator also has the authority to amend awards (including but not limited to the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option (subject to provisions in the 2018 Plan regarding incentive stock options)) and to temporarily suspend the exercisability of an award if the administrator deems such suspension to be necessary or appropriate for administrative purposes. The administrator may institute and determine the terms and conditions of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, (iii) and/or the exercise price of an outstanding award is reduced or increased. In addition, the administrator may provide for dividends or dividend equivalents to accrue on unvested awards, but no dividends or dividend equivalents will be paid until the vesting of such awards. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards and will be given the maximum deference permitted by applicable laws.
Stock Options. Options may be granted under our 2018 Plan. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of options, including when such options vest and become exercisable (and the administrator has the discretion to accelerate the time at which such options will vest or become exercisable). The per Share exercise price of any option generally must be at least 100% of the fair market value of a Share on the date of grant, and the term of an incentive stock option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of our company or any of its parent or subsidiary corporations, the term of such option must not exceed 5 years, and the per Share exercise price of such incentive stock option must be at least 110% of the fair market value of a Share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. Generally, the fair market value of a Share is the closing sales price of a Share on the relevant date as quoted on the Nasdaq Stock Market. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months following the termination of service. However, in no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a blackout period as described more fully in the 2018 Plan.
Stock Appreciation Rights. Stock appreciation rights may be granted under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator has the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to pay any increased appreciation in cash, Shares, or a combination of both. The per Share exercise price of a stock appreciation right must be at least 100% of the fair market value a Share on the date of grant, and the term of a stock appreciation right will be 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term.
Restricted Stock. Restricted stock may be granted under our 2018 Plan. Restricted stock awards are grants of Shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of Shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us), and the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.
Restricted Stock Units. RSUs may be granted under our 2018 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one Share. The administrator determines the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed.
Performance Units and Shares. Performance units and performance shares may be granted under our 2018 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or before to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares, or in some combination of both.
Non-Transferability of Awards. Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime.
Non-Employee Director Award Limits. Our 2018 Plan provides that any non-employee director, in any fiscal year, may not be granted equity awards under our 2018 Plan with an aggregate grant date fair value of more than $500,000, increased to $750,000 in connection with his or her initial service. For purposes of this limitation, the grant date fair value is determined in accordance with U.S. generally accepted accounting principles. Any equity awards granted under our 2018 Plan to an outside director for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non‑employee directors.
Certain Adjustments. If there are certain changes in our capitalization, the administrator will adjust the number and class of shares that may be delivered under the 2018 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2018 Plan.
Dissolution or Liquidation. If there is a proposed liquidation or dissolution of our company, the administrator will notify participants as soon as practicable before the effective date of such event and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control. Our 2018 Plan provides that if there is a merger or a “change in control” (as defined under the 2018 Plan) of our company, each outstanding award will be treated as the administrator determines (subject to the following paragraph) without a participant’s consent. The administrator is not required to treat all awards similarly.
If the successor corporation does not assume or substitute an equivalent award for any outstanding award (or portion thereof), the participant will fully vest in all and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant. In addition, if an options or stock appreciation right is not assumed or substituted in the event of such a transaction, the administrator will notify participants that the option or stock appreciation right will be exercisable for a specified period before the transaction. The award will then terminate upon the expiration of the specified period of time.
With respect to awards held by a non-employee director, in the event of a change in control, the non‑employee director will fully vest in and have the right to exercise his or her options and/or stock appreciation rights, all restrictions on his or her restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met in the event, unless specifically provided otherwise under the applicable award agreement or other written agreement with the participant.
Forfeiture and Clawback. All awards granted under our 2018 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events.
Plan Amendments and Termination. Our 2018 Plan will automatically terminate in 2028, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend, or terminate the 2018 Plan, but such action will not impair the rights of any participant without his or her written consent.
New Plan Benefits
All awards to employees, directors, and consultants under the 2018 Plan are made at the discretion of the administrator. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not determinable at this time. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2018 Plan. The following table sets forth (i) the aggregate number of shares covered by options granted under the 2018 Plan during the fiscal year ended December 31, 2019, to (A) each of our named executive officers, (B) our executive officers, as a group, (C) our directors who are not executive officers, as a group, and (D) all employees who are not executive officers, as a group; and (ii) the average per share exercise price of such options. As of April 20, 2020, the closing sales price of a share of common stock as reported on the Nasdaq Stock Market was $3.25 per share.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Named Executive Officers:
Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer	200,000	$6.51
Stanford Peng, M.D., Ph.D. President and Head of Research and Development	125,000	$6.79
Paul Rickey Senior Vice President and Chief Financial Officer	75,000	$6.51
All executive officers, as a group	400,000	$6.60
All directors who are not executive officers, as a group	53,550	$4.32
All employees who are not executive officers, as a group	687,800	$6.38
U.S. Federal Income Tax Consequences
The following paragraphs are a summary of the general federal income tax consequences to us and U.S. taxpayers of awards granted under the 2018 Plan. Tax consequences for any particular individual may be different.
Incentive Stock Options. A participant recognizes no taxable income as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code (unless the participant is subject to the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise of the option after both the two-year anniversary of the grant date and the one-year anniversary of the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares on or before the two- or one-year anniversaries described above (a “disqualifying disposition”), he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Nonstatutory Stock Options. A participant generally recognizes no taxable income on the date of grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon the exercise of a nonstatutory stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the Shares on the exercise date over the exercise price of the option. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of Shares acquired through the exercise of a nonstatutory stock option, any subsequent gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.
Stock Appreciation Rights. A participant generally recognizes no taxable income on the date of grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise of the stock appreciation right, the participant generally will be required to include as ordinary income an amount equal to the sum of the amount of any cash received and the fair market value of any Shares received upon the exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of Shares acquired by an exercise of the stock appreciation right, any gain or loss (generally based on the difference between the sale price and the fair market value on the exercise date) will be treated as long-term or short-term capital gain or loss, depending on how long the Shares were held by the participant.
Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, RSUs, performance shares, or performance units is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the Shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the Shares underlying the award (less any cash paid for the Shares) on the date the award is granted.

Section 409A. Section 409A of the Code, or Section 409A, provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2018 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND VESTING OR EXERCISE OF AWARDS UNDER THE 2018 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY TO WHICH THE SERVICE PROVIDER MAY BE SUBJECT.
Summary
The board of directors believes that it is in the best interests of our company and our stockholders to continue to provide employees, consultants and directors with the opportunity to acquire an ownership interest in our Company through the grant of equity awards under the 2018 Plan and thereby encourage them to remain in our service and more closely align their interests with those of our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL #2
THE APPROVAL OF THE AMENDMENT OF THE 2018 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed Ernst & Young LLP, or EY, independent registered public accountants, to audit our financial statements for the year ending December 31, 2020.
During the year ended December 31, 2019, EY served as our independent registered public accounting firm.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and stockholders. At the 2020 Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2020. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of EY will be present at the 2020 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If the stockholders do not ratify the appointment of EY, the audit committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by EY for the years ended December 31, 2019 and 2018.

	Year Ended December 31,
Fee Category	2019	2018
Audit fees(1)	$393,778	$490,171
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$393,778	$490,171

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.

(3)	Tax fees consist of fees associated with tax compliance, tax advice and tax planning fees.

(4)	All other fees include any fees billed that are not audit fees, audit-related fees or tax fees.
Auditor Independence
In 2019, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. All fees paid to EY for 2019 and 2018 were pre-approved by our audit committee. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL #3
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

REPORT OF THE AUDIT COMMITTEE
The audit committee of the board of directors is currently comprised of three independent directors and operates under a written charter, which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.
The audit committee consists of three directors: Messrs. Conway (chairman), Peetz and Sekhri. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.
The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.
The audit committee met four times during 2019. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, Ernst & Young LLP. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2019 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.
The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF ALPINE IMMUNE SCIENCES, INC.
Robert Conway, Chairman
Paul Sekhri
Christopher Peetz
The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Alpine Immune Sciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions, and other biographical information as of April 20, 2020, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Mitchell H. Gold, M.D.	53	Executive Chairman and Chief Executive Officer
Stanford Peng, M.D., Ph.D.	49	President and Head of Research and Development
Paul Rickey	41	Senior Vice President, Chief Financial Officer and Corporate Secretary
Dr. Gold’s biography can be found under “Proposal No. 1 Election of Directors - Nominees for Director."

Stanford Peng has served as our president and head of research and development since April 2019, prior to which he served as our executive vice president of research and development and chief medical officer since the completion of the merger of Nivalis and Private Alpine in July 2017, as Private Alpine’s chief medical officer from September 2016 to February 2017 and as Private Alpine’s executive vice president of research and development and chief medical officer from February 2017 until completion of the merger. Prior to joining Private Alpine, Dr. Peng was chief medical officer and head of clinical development at Stemcentrx, providing strategic oversight of the company’s clinical and translational programs from 2015 to 2016. Previously, Dr. Peng was executive medical director at Seattle Genetics where he developed multiple programs for antibody-drug conjugates from 2014 to 2015. Earlier in his career, he directed translational research and auto-immune related clinical trials as head of the Rheumatology Clinical Research Unit at the Benaroya Research Institute from 2009 to 2014 and served as senior director, clinical research and exploratory development at Roche from 2005 to 2008. Between 2009 and 2014, Dr. Peng also served as member physician at Virginia Mason Medical Center. Dr. Peng served as an assistant professor at the Washington University School of Medicine from 2002 to 2005. From 2008 to 2009, Dr. Peng served as senior director at ARYx Therapeutics, Inc. (Nasdaq: ARYX). Dr. Peng received an M.D. and Ph.D. in biology from the Yale University School of Medicine and a B.A. in music and B.S. in biological sciences from Stanford University.
Paul Rickey has served as our senior vice president and chief financial officer since the completion of the merger of Nivalis and Private Alpine in July 2017 and prior to the merger served as Private Alpine’s senior vice president and chief financial officer since April 2017. Mr. Rickey previously served as chief financial officer of Sound Pharmaceuticals, overseeing finance, accounting and human resources from March 2016 to March 2017. Before joining Sound Pharmaceuticals, Mr. Rickey was vice president of finance and administration of Immune Design Corp. from 2009 to May 2015, which was a publicly traded biotechnology company for a portion of his time there, where he helped complete the company’s private offerings, initial public offering, and follow-on financing, and also oversaw the corporate development, accounting and human resource functions. Before joining Immune Design in 2009, Mr. Rickey was corporate controller of Northstar Neuroscience, a publicly-traded medical device company, where he managed the company’s finance and accounting groups following Northstar’s initial public offering. Prior to his role at Northstar Neuroscience, Mr. Rickey was the accounting manager for Mobliss, Inc., a mobile technology company that was sold to Index Corp., of Japan. Mr. Rickey started his finance career at Ernst & Young LLP. Mr. Rickey graduated from the University of Washington with a B.A. and Masters in Professional Accounting and is a certified public accountant, inactive.

EXECUTIVE COMPENSATION
Overview
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2017, the compensation committee retained Radford, a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of the compensation committee. The compensation committee engaged Radford to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)		Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mitchell H. Gold, M.D.	2019	485,000	852,681		218,250	—	1,555,931
Executive Chairman and Chief Executive Officer	2018	400,000	512,630		130,000	—	1,042,630
Paul Rickey	2019	370,000	319,757		119,788	—	809,545
Senior Vice President and Chief Financial Officer	2018	335,000	329,764		86,500	—	751,264
Stanford Peng, M.D., Ph.D.	2019	442,708	319,757	(4)	208,126	—	970,591
President and Head of Research and Development	2018	400,000	1,532,873		103,300	—	2,036,173

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718. For additional details regarding the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 13 to our consolidated financial statements contained in our annual report on Form 10-K.

(2)
2019 amounts represent cash bonuses earned by the named executive officers pursuant to our Executive Incentive Compensation Plan, or Incentive Plan, for 2019 performance, paid in 2020. In lieu of 100% of such cash bonus amount, Dr. Gold was granted an RSU award for 67,569 shares of our common stock, representing an aggregate grant date value of $218,250. In lieu of 50% of such cash bonus amounts, Dr. Peng and Mr. Rickey were each granted an RSU award for 32,217 shares of our common stock and 18,543 shares of our common stock, respectively, representing an aggregate grant date value of $104,063 and $59,894, respectively, with the remaining amounts of the cash bonuses earned paid in cash in 2020. 2018 amounts represent cash bonuses earned under our 2018 performance bonus plan, paid in 2019.

(3)	Perquisites and personal benefits are excluded as the total value of all perquisites and personal benefits for each named executive officer is less than $10,000.

(4)	Reflects the probable value of $0 for Dr. Peng’s April 22, 2019 performance-based option award. The maximum value of such award is $231,160.

Executive Employment Arrangements with Our Named Executive Officers
We entered into amended and restated executive employment agreements with each of Drs. Gold and Peng and Mr. Rickey effective January 1, 2018. Pursuant to these agreements, the annual base salaries for Drs. Gold and Peng and Mr. Rickey were $400,000, $400,000, and $335,000 respectively. In February 2019, the compensation committee approved adjusted salaries for Drs. Gold and Peng and Mr. Rickey of $485,000, $425,000 and $370,000, respectively. Dr. Peng’s salary was increased to $450,000 effective April 16, 2019, in connection with his appointment as our President and Head of Research and Development. In January 2020, the compensation committee approved adjusted salaries for Drs. Gold and Peng and Mr. Rickey of $500,000, $464,000, and $382,000 respectively. Additionally, Drs. Gold and Peng and Mr. Rickey are eligible to earn cash bonuses of up to 50%, 50% and 35%, respectively, of their base salary. The actual amount of such bonuses is tied to the achievement of various objectives for each year. Dr. Gold’s bonus is based solely on achievement of corporate objectives. The bonuses for Dr. Peng and Mr. Rickey are based on 75% corporate objectives and 25% individual objectives. These agreements also provide for certain severance benefits upon the termination of employment or a change in control of the company pursuant to our Change in Control and Severance Policy, or the Severance Policy.
Pursuant to the Severance Policy, if we terminate the employment of any of Dr. Gold, Dr. Peng or Mr. Rickey, each an Eligible Employee, other than for cause, death or disability, or the Eligible Employee resigns for good reason on or within 12 months following a change of control, then, subject to the Eligible Employee signing and not revoking a separation agreement and release of claims and continuing to adhere to the Eligible Employee’s non-competition, non-disclosure and invention assignment agreement, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	A lump-sum payment totaling 100% (or, in case of Dr. Gold, 150%) of the Eligible Employee’s applicable annual base salary.

•	A lump-sum payment equal to (1) 100% of the Eligible Employee’s applicable target annual bonus plus (2) a payment equal to the Eligible Employee’s pro-rated applicable target annual bonus.

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards will become vested and exercisable.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 12 months (or, in Dr. Gold’s case, 18 months).
Further, under the Severance Policy, if the Company terminates an Eligible Employee’s employment other than for cause, death or disability or such Eligible Employee resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	Continued payments totaling 75% (or, in Dr. Gold’s case, 100%) of the Eligible Employee’s applicable annual base salary over a period of 9 months (or in Dr. Gold’s case, 12 months).

•
100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards granted prior to the closing of the merger by and between Alpine Immune Sciences, Inc. and Nivalis Therapeutics, Inc. that would have otherwise vested during the 12-month period following the date of the Eligible Employee’s termination, and 0% in all other cases.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 9 months (or, in Dr. Gold’s case, 12 months).

Outstanding Equity Awards at December 31, 2019
The following table provides information regarding the equity awards outstanding at December 31, 2019 held by each of our named executive officers.

			Option Awards
Name	Vesting Commencement Date	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mitchell H. Gold	01/16/2015	12/16/2015	51,242	—	—		0.45	12/15/2025
	01/20/2017	03/14/2017	219,209	81,415	—	(1)	0.65	03/13/2027
	01/20/2017	04/12/2017	152,340	56,576	—	(1)	5.02	04/11/2027
	01/02/2018	01/02/2018	33,541	36,459	—	(1)	11.31	01/01/2028
	02/06/2019	02/06/2019	—	200,000	—	(1)	6.51	02/05/2029
Paul Rickey	04/01/2017	04/12/2017	49,693	24,842	—	(1)	5.02	04/11/2027
	01/02/2018	01/02/2018	21,562	23,438	—	(1)	11.31	01/01/2028
	02/06/2019	02/06/2019	—	75,000	—	(1)	6.51	02/05/2029
Stanford Peng	09/06/2016	09/22/2016	131,216	30,276	—	(1)	0.65	09/21/2026
	09/06/2016	03/14/2017	30,283	6,984	—	(1)	0.65	03/13/2027
	01/02/2018	01/02/2018	31,145	33,855	—	(1)	11.31	01/01/2028
	09/28/2018	09/28/2018	—	250,000	—	(2)	6.33	09/27/2028
	02/06/2019	02/06/2019	—	75,000	—	(1)	6.51	02/05/2029
	04/22/2019	04/22/2019	—	—	50,000	(3)	7.20	04/21/2029

(1)
1/4 of the shares will vest on the one-year anniversary of the vesting commencement date, and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be vested and exercisable as of the four-year anniversary of the vesting commencement date.

(2)
1/2 of the shares subject to the option become vested and exercisable on October 1, 2020 and the balance of the shares subject to the option become vested and exercisable on October 1, 2022, subject to continued service through each such date.

(3)
100% of the shares underlying the option will vest upon the achievement of specified performance goals that are achieved on or prior to April 16, 2023, as determined by the board of directors or the compensation committee of the board of directors

Equity Compensation Plan Information
The following table provides information as of December 31, 2019, with respect to the shares of our common stock that may be issued under existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (1)
Equity compensation plans approved by security holders
Amended and Restated 2015 Stock Plan, as amended, or the 2015 Stock Plan	1,369,752	$3.49	—
2015 Equity Incentive Plan	495,548	$11.30	—
2018 Equity Incentive Plan	1,399,266	$6.35	269,959
Employee Stock Purchase Plan	—	N/A	45,211
Total	3,264,566	$5.90	315,170

(1)
Represents the number of securities remaining available for future issuance under the 2015 Equity Incentive Plan, the 2015 Stock Plan, the 2018 Equity Incentive Plan and the Employee Stock Purchase Plan. The number of shares available for issuance under the 2018 Equity Incentive Plan is subject to an annual increase on the first day of each year equal to the lesser of (a) 1,500,000 shares or (b) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year or (c) a lesser number of shares of common stock approved by the board of directors prior to January 1 of a given year.

401(k) Plan
We have adopted the WTIA 401(k) Multiple Employer Plan, maintained by Washington Technology Industry Association, which is a defined contribution retirement plan, in which all Alpine employees providing at least 20 hours of service a week are eligible to participate. This plan provides our eligible employees with an opportunity to save for retirement on a tax advantaged basis, and participants are able to defer a portion of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. We have not provided a discretionary company match to employee contributions during the periods presented. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Compensation Committee Interlocks and Insider Participation
Currently, the members of our compensation committee are Drs. Topper and Thompson and Mr. Sekhri. None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of Alpine Immune Sciences. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Policy on Hedging and Pledging of Alpine Securities
We have an insider trading policy, which, among other things, prohibits our directors, officers and employees from engaging in “short sales” of our securities, and from purchasing or selling derivative securities, or entering into derivatives contracts, with respect to our securities. In addition, our directors and certain of our senior officers are prohibited from pledging our securities as collateral for a loan or entering into any margin arrangement with respect to our securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2020 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
The percentage of beneficial ownership shown in the table is based upon 18,587,892 shares outstanding as of April 20, 2020.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we take into account shares of common stock issuable pursuant to stock options, warrants and restricted stock units that may be exercised or that are scheduled to vest on or before the 60th day after April 20, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Alpine Immunosciences, L.P.(1)	4,069,222	21.8%
OrbiMed Private Investments VI, LP(2)	3,816,206	20.4%
Decheng Capital China Life Sciences USD Fund III, L.P.(3)	4,400,371	22.2%
Frazier Life Sciences VIII, L.P.(4)	2,716,701	14.5%
Entities affiliated with BVF Partners L.P.(5)	1,137,764	6.1%
Directors and Executive Officers:
Mitchell H. Gold(6)	4,655,338	24.2%
Paul Rickey(7)	121,198	*
Stanford Peng(8)	250,609	1.3%
Jay Venkatesan(9)	4,244,231	22.6%
Peter Thompson(10)	3,834,693	20.4%
James N. Topper(11)	2,735,188	14.6%
Robert Conway(12)	41,342	*
Paul Sekhri(13)	24,430	*
Christopher Peetz (14)	16,149	*
Xiangmin Cui(15)	4,407,170	22.2%
All current directors and executive officers as a group (10 persons)(16)	16,261,126	76.1%

(*)	Less than one percent.

(1)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, Alpine BioVentures, GP, LLC, Mitchell H. Gold and Jay Venkatesan may be deemed to beneficially own 4,069,222 shares which are held by Alpine Immunosciences, L.P., including 74,441 shares issuable upon the exercise of warrants, which are exercisable within 60 days of April 20, 2020. Alpine BioVentures GP, LLC is the general partner of Alpine Immunosciences, L.P. Dr. Gold and Dr. Venkatesan are the Managing Partners of Alpine BioVentures GP, LLC.

Dr. Gold and Dr. Venkatesan are also limited partners of Alpine Immunosciences, L.P. By virtue of such relationships, Dr. Gold and Dr. Venkatesan may be deemed to have voting and investment power with respect to the shares held by Alpine Immunosciences, L.P. and as a result may be deemed to have beneficial ownership of such shares. Each of Dr. Gold and Dr. Venkatesan disclaims beneficial ownership of the shares held by Alpine Immunosciences, L.P., except to the extent of his pecuniary interest therein, if any. The address for Alpine Immunosciences, L.P. is 600 Stewart Street, Suite 1503, Seattle Washington 98101.

(2)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, OrbiMed Advisors LLC and OrbiMed Capital GP VI LLC may be deemed to beneficially own 3,816,206 shares which are held by OrbiMed Private Investments VI, LP, including 145,251 shares issuable upon the exercise of warrants, which are exercisable within 60 days of April 20, 2020. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VI. Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein share voting and investment power over the shares held by OrbiMed Private Investments VI, LP and as a result may be deemed to have beneficial ownership of such shares. Dr. Thompson, an employee of OrbiMed Advisors, may be deemed to have beneficial ownership of such shares. Each of GP VI, OrbiMed Advisors, Carl L. Gordon, Sven H. Borho, Jonathan T. Silverstein and Dr. Thompson disclaims beneficial ownership of the shares held by OrbiMed Private Investments VI, LP, except to the extent of its or his pecuniary interest therein, if any. The address for OrbiMed Private Investments VI, LP is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)
Decheng Capital Management III (Cayman), LLC (“Decheng Capital Management”) and Xiangmin Cui may be deemed to beneficially own 4,400,371 shares which are held by Decheng Capital China Life Sciences USD Fund III, L.P. (“Decheng”), including 1,234,636 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 20, 2020. Decheng Capital Management is the general partner of Decheng. Dr. Cui is the sole manager of Decheng Capital Management and may be deemed to have voting and investment power with respect to the shares held by Decheng and as a result may be deemed to have beneficial ownership of such shares. The address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.

(4)
According to a Schedule 13D filed on January 23, 2019 with the Securities and Exchange Commission, FHM Life Sciences VIII, L.P., FHM Life Sciences VIII, L.L.C., James Topper and Patrick J. Heron may be deemed to beneficially own 2,716,701 shares which are held by Frazier Life Sciences VIII, L.P., including 145,251 shares issuable upon the exercise of warrants that are exercisable within 60 days of April 20, 2020. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P. and FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP. Dr. Topper and Patrick J. Heron are the sole members of FHM Life Sciences VIII, LLC and therefore share voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by Frazier Life Sciences VIII, L.P. except to the extent of their pecuniary interests in such shares, if any. The address for Frazier Life Sciences VIII, L.P. is 601 Union Street, Suite 3200, Seattle, Washington 98101.

(5)
According to a Schedule 13G/A filed on February 14, 2020 with the Securities and Exchange Commission, (i) Biotechnology Value Fund, L.P. (“BVF”) may be deemed to beneficially own 571,646 shares, (ii) Biotechnology Value Fund II, L.P. (“BVF2”) may be deemed to beneficially own 460,853 shares, and (iii) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) may be deemed to beneficially own 83,002 shares. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 83,002 shares held by Trading Fund OS. BVF Partners L.P. (“BVF Partners”), as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 1,137,764 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain BVF Partners managed account (“Partners Managed Account”), including 22,263 shares held in the Partners Managed Account. BVF Inc., as the general partner of BVF Partners, may be deemed to beneficially own the 1,137,764 shares beneficially owned by BVF Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 1,137,764 shares beneficially owned by BVF Inc. The foregoing shares in this footnote exclude an aggregate of 217,875 shares subject to warrants held by BVF, BVF2 and Trading Fund OS that are exercisable within 60 days of April 20, 2020. The warrants are only exercisable to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would not beneficially own more than 4.99% of the outstanding shares of common stock after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the warrants (the “Beneficial Ownership Limitation”). As a result, the table above excludes the 217,875 shares subject to warrants exercisable within 60 days of April 20, 2020 due to the Beneficial Ownership Limitation, based on the number of shares outstanding as February 29, 2020. The address of each of BVF Inc., Partners, BVF, BVF2, Trading Fund OS, Partners OS and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 94104.

(6)
Consists of (i) 1,292 shares of our common stock held directly by Dr. Gold, (ii) 584,824 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020, (iii) 3,994,781 shares of our common stock held directly by Alpine Immunosciences, L.P and (iv) 74,441 shares of our common stock issuable upon the exercise of warrants held by Alpine Immunosciences, L.P. which are exercisable within 60 days of April 20, 2020. Please see footnote 1 regarding Dr. Gold’s voting and investment power over the shares held by Alpine Immunosciences, L.P.

(7)	Consists of (i) 10,000 shares of our common stock held directly by Mr. Rickey and (ii) 111,198 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020.

(8)	Consist of 250,609 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020.

(9)
Consists of (i) 21,739 shares of our common stock held directly by Dr. Venkatesan, (ii) 37,266 shares of our common stock held in trust for the benefit of Dr. Venkatesan’s children, (iii) 116,004 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020, (iv) 3,994,781 shares of our common stock held directly by Alpine Immunosciences, L.P., and (v) 74,441 shares of our common stock issuable upon the exercise of warrants held by Alpine Immunosciences, L.P. which are exercisable within 60 days of April 20, 2020. Dr. Venkatesan disclaims beneficial ownership of the shares held in trust for the benefit of Dr. Venkatesan’s children, except to the extent of his pecuniary interest therein, if any. Please see footnote 1 regarding Dr. Venkatesan’s voting and investment power over the shares held by Alpine Immunosciences, L.P.

(10)
Consists of (i) 18,487 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020, (ii) 3,670,955 shares of our common stock held directly by OrbiMed Private Investments VI, LP and (iii) 145,251 shares of our common stock issuable upon the exercise of warrants held by OrbiMed Private Investments VI, LP which are exercisable within 60 days of April 20, 2020. Please see footnote 2 regarding Dr. Thompson’s voting and investment power over the shares held by OrbiMed Private Investments VI, LP.

(11) Consists of (i) 18,487 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020, (ii) 2,571,450 shares of our common stock held directly by Frazier Life Sciences VIII, L.P. and (iii) 145,251 shares of our common stock issuable upon the exercise of warrants held by Frazier Life Sciences VIII, L.P. which are exercisable within 60 days of April 20, 2020. Please see footnote 4 regarding Dr. Topper’s voting and investment power over the shares held by Frazier Life Sciences VIII, L.P.
(12) Consists of 15,000 shares of our common stock held directly by Mr. Conway and 26,342 shares of our common stock issuable upon exercise of options within 60 days of April 20, 2020.

(13)	Consist of 24,430 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020.

(14)	Consist of 16,149 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020.

(15)
Consists of (i) 6,799 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020, (ii) 3,165,735 shares of our common stock held directly by Decheng Capital China Life Sciences USD Fund III, L.P. and (iii) 1,234,636 shares of our common stock issuable upon the exercise of warrants held by Decheng Capital China Life Sciences USD Fund III, L.P. which are exercisable within 60 days of April 20, 2020. Please see footnote 3 regarding Dr. Cui’s voting and investment power over the shares held by Decheng Capital China Life Sciences USD Fund III, L.P.

(16)
Includes only current directors and executive officers serving in such capacity as of April 20, 2020. Includes 1,173,329 shares of our common stock issuable upon the exercise of options within 60 days of April 20, 2020 and 1,599,579 shares of our common stock issuable upon the exercise of warrants within 60 days of April 20, 2020.

RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements discussed, when required, elsewhere in this report, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

In addition to the arrangements described below, we have also entered into the arrangements which are described under the caption “Executive Compensation — Executive Employment Arrangements with Our Named Executive Officers”.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written policy governing the review and approval of related party transactions. The audit committee of our board of directors has the primary responsibility for reviewing and approving or disapproving related party transactions, as designated in the audit committee charter. In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to his or her attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which an executive officer, a director or a related person has a direct or indirect material interest.
Affiliations with Principal Stockholders
Dr. Gold is an executive officer, and Dr. Venkatesan was an executive officer until August 2018. Each of Drs. Venkatesan and Gold is also a member of our board of directors and, in their individual capacities, a limited partner of Alpine Immunosciences, L.P., Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock. In addition, each of Drs. Venkatesan and Gold, in their individual capacities, is a Managing Partner of Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is the general partner of Alpine Immunosciences, L.P.
Dr. James N. Topper is a member of our board of directors and, in his individual capacity, is a managing member of FHM Life Sciences VIII, LLC, a Delaware limited liability company. FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP, a Delaware limited partnership. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P., a Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock.
Mr. Peetz is a member of our board of directors and, in his individual capacity, is an Entrepreneur-in-Residence at Frazier Healthcare Partners, which is an affiliate of Frazier Life Sciences VIII, L.P.
Dr. Peter Thompson is a member of our board of directors and, in his individual capacity, is an employee of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC. OrbiMed Capital GP VI LLC is the general partner of OrbiMed Private Investments VI, LP, which is a holder of more than 5% of our outstanding capital stock.
Dr. Xiangmin Cui is a member of our board of directors and, in his individual capacity, is the manager of Decheng Capital Management III (Cayman), LLC, which in turn is the general partner of Decheng Capital China Life Sciences USD Fund III, L.P. Decheng Capital China Life Sciences USD Fund III, L.P. is a holder of more than 5% of our outstanding capital stock.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and with each of our executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by applicable law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Alpine

Immune Sciences. The agreements also provide for the advancement of expenses to the directors and executive officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional misconduct or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Indebtedness of Directors and Officers
None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.
Private Placement
On January 15, 2019, we entered into a securities purchase agreement in connection with the sale and issuance of 4,706,700 units for $5.37 per unit representing (i) 4,706,700 shares of our common stock and (ii) warrants to purchase an additional 1,835,610 shares of common stock for $12.74 per share, with each unit consisting of one share of common stock and a warrant to purchase 0.39 of a share of common stock.
The following table summarizes the purchases on January 18, 2019 of our securities by our 5% stockholders at such date and prior to such purchases:

Name of Purchaser	Number of Shares of Common Stock Purchased	Number of Shares of Common Stock Subject to Warrants	Aggregate Purchase Price
Alpine Immunosciences, L.P.	190,875	74,441	$1,024,998.75
OrbiMed Private Investments VI, LP	372,439	145,251	$1,999,997.43
Frazier Life Sciences VIII, L.P.	372,439	145,251	$1,999,997.43
We also entered into a registration rights agreement requiring us to register the resale of the shares of common stock issued and issuable upon the exercise of warrants. We filed a registration statement on Form S-1 on March 18, 2019 covering the resale of such shares, which registration statement was declared effective by the Securities and Exchange Commission on April 4, 2019.
Other Transactions
We have granted stock options and/or restricted stock units to our named executive officers, other executive officers and our directors.

OTHER MATTERS
Third Party Compensation of Directors
None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).
2019 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2019 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.alpineimmunesciences.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102. Copies of all exhibits to the annual report on Form 10-K for the year ended December 31, 2019 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 188 East Blaine Street, Suite 200, Seattle, Washington 98102.
*    *    *
The board of directors does not know of any other matters to be presented at the 2020 Annual Meeting. If any additional matters are properly presented at the 2020 Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the 2020 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

APPENDIX A
ALPINE IMMUNE SCIENCES, INC.
2018 EQUITY INCENTIVE PLAN

1.Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means Alpine Immune Sciences, Inc., a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l)“Director” means a member of the Board.
(m)“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(n)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(q)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(r)“Fiscal Year” means the fiscal year of the Company.
(s)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.
(t)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(u)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)“Option” means a stock option granted pursuant to the Plan.
(w)“Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(y)“Participant” means the holder of an outstanding Award.
(z)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(aa) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(ab)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ac)“Plan” means this 2018 Equity Incentive Plan.
(ad)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(ae)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(af)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ag)“Section 16(b)” means Section 16(b) of the Exchange Act.
(ah)“Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(ai) “Securities Act” means the Securities Act of 1933, as amended.
(aj)“Service Provider” means an Employee, Director or Consultant.
(ak)“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(al)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
(am)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter exist-ing, as defined in Code Section 424(f).
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 15 and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is (i) 3,267,149 Shares (which consists of (1) 901,530 Shares initially approved under the Plan, (2) 692,710 Shares added to the Plan on January 1, 2019 under the Section 3(b) annual increase, (3) 929,394 Shares added to the Plan on

January 1, 2020 under the Section 3(b) annual increase and (4) 743,515 Shares added to the Plan in April 2020, subject to stockholder approval at the 2020 Annual Meeting of Stockholders), plus (ii) any Shares subject to awards granted under the Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan or the Amended and Restated 2015 Stock Plan, as amended (together, the “Legacy Plans”) that, after the date of Board approval of this Plan, expire or otherwise terminate without having been exercised in full, and Shares issued pursuant to awards granted under the Legacy Plans that, after the date of Board approval of this Plan, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 1,972,784 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.
(b)Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on January 1st of each year following the year in which the Plan becomes effective and ending on the date that the Plan terminates in accordance with Section 19, in an amount equal to the lesser of (i) 1,500,000 Shares or (ii) 5% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.
(c)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b) and 3(c).
(d)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to institute and determine the terms and conditions of an Exchange Program;
(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;
(ix)to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(x)to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15(d);
(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
(xiii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and
(xiv)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.
(b)Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(c)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.
(d)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(e)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)Notwithstanding the foregoing provisions of this Section 6(e), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.
(f)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8 or as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $750,000 in connection with his or her initial service. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.
12.Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.
13.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits of Sections 3.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection 15(c) and subsection 15(d), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d)Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Outside Director and the Company or any of its Subsidiaries or Parents, as applicable.
16.Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value not exceeding the maximum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.
20.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.Forfeiture Events.
(a)All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

(b)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALPN2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13997-P39514

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPINE IMMUNE SCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mitchell H. Gold, M.D.
02) Jay Venkatesan, M.D.
03) Xiangmin Cui, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D13998-P39514

ALPINE IMMUNE SCIENCES, INC.
Annual Meeting of Stockholders
June 16, 2020 1:30 PM, PT
Via the Internet at www.virtualshareholdermeeting.com/ALPN2020
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell H. Gold and Paul Rickey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alpine Immune Sciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PT on June 16, 2020, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/ALPN2020 and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side.